UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8374 Market Street, Suite 410, Bradenton, Florida 34202
(Address of principal executive offices) (zip code)

941-677-0150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As of September 30, 2014, Evolucia Inc. (the “Company”) had a total balance outstanding related to Private Placement Memorandum #1 (“PPM #1”) of $1,074,950. During the quarter ended March 31, 2014, a portion of the accredited investors that participated in the PPM #1 offering agreed to exchange their PPM #1 securities, representing an aggregate of $2,080,237 in principal and $228,606 in accrued interest, and PPM #1 Warrants to acquire an aggregate of 99,665,910 shares of common stock, for 8% Secured Convertible Promissory Notes (the "Replacement Notes") with a face value of $2,308,843.  The PPM#1 notes are presently in default due to the Company suspending interest payments associated with the notes.

On April 22, 2013, as part of PPM #1, the Company issued Jennifer Laurent (“Laurent”) a 14% Callable Promissory Note (the “Laurent Note”) and related common stock purchase warrant to acquire 14,373,252 shares of common stock for consideration of $300,000.  The Laurent Note is supported by a Security Agreement identifying substantially all of the assets of the Company.  On July 25, 2014, Laurent provided notice to the Company of its failure to make scheduled interest payments as required by the Note.  After receiving this notice, the Company did not make such interest payments within the 60-day cure period provided for under the Note.  As a result, in accordance with the terms of the Laurent Note, effective on or about September 23, 2014, the Company became obligated to pay the outstanding principal of $300,000 and the accrued interest, which was $103,482 as of June 30, 2015.  On May 1, 2015, Laurent filed a complaint against the Company and its subsidiary in the U.S. District Court for the Middle District of Florida (Civil Action No. 8:15-cv-1061-T-27-AEP) claiming breach of the Laurent Note and the related security agreement and seeking to foreclose on the Company’s assets.  The Company moved to dismiss portions of the Complaint and Laurent ultimately amended her Complaint.  The lawsuit brought by Laurent is set for trial in July 2016.

On May 22, 2013, as part of PPM #1, the Company issued Willem Malestein (“Malestein”) a 14% Callable Promissory Note (the “Malestein Note”) and related common stock purchase warrant to acquire 2,395,542 shares of common stock in consideration of $50,000.  The Malestein Note is supported by a Security Agreement identifying substantially all of the assets of the Company.  On July 16, 2014, Malestein provided notice to the Company of its failure to make scheduled interest payments as required by the Note.  After receiving this notice, the Company did not make such interest payments within the 60-day cure period provided for under the Note.  As a result, in accordance with the terms of the Malestein Note, effective on or about September 14, 2014, the Company became obligated to pay the outstanding principal of $50,000 and the accrued interest, which was $16,912 as of June 30, 2015.  On September 22 2014, Malestein filed a complaint against the Company in the Circuit Court of the 12th Judicial Circuit in Sarasota County, Florida (Case No.2014 005537 NC) seeking damages from the Company as a result of the Company’s failure to make payment on the Malestein Note.  In connection with the litigation, a default judgment in the amount of $63,056.09, bearing interest at the rate of 4.75%, was entered against the Company in favor of Malestein on May 29, 2015.

On October 14, 2015, the Board of Directors of the Company, after discussion with management and the Company's independent registered public accounting firm concluded that the Company's previously issued unaudited consolidated financial statements for the fiscal quarter ended September 30, 2014, and the disclosures and related communications for each of those periods, require correction of certain errors and should no longer be relied upon.

The impact of these errors, which are related to the absence of disclosure relating to the default of the Laurent Note and the Malestein Note in the aggregate principal amount of $350,000 is estimated to be as follows:

The Company will restate the financial results contained in the previously unaudited financial statements and other financial information contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: October 15, 2015	By:	/s/ Thomas Seifert
Name: Thomas Seifert
Title: Interim Chief Executive Officer